Exhibit 99.1

Contact:
Jeff Misakian, Valeant Pharmaceuticals
714-545-0100 ext. 3309

VALEANT PHARMACEUTICALS ANNOUNCES APPOINTMENT
OF TIMOTHY C. TYSON AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

     COSTA MESA, Calif., January 4, 2005 — Valeant Pharmaceuticals International (NYSE: VRX) today announced that Timothy C. Tyson was appointed President and Chief Executive Officer of the company on January 1, 2005, in accordance with its previously announced CEO succession plan. Mr. Tyson previously served as Valeant’s President and Chief Operating Officer and succeeds Robert W. O’Leary, who will continue as Chairman of the Board for Valeant.

     “Valeant has made remarkable progress in the past two years, and I am excited about the opportunities that lie ahead for our organization,” Mr. Tyson said. “Under the leadership of Rob and our board, a strategic direction was established for this organization that we will continue to pursue aggressively. As a company, we remain focused, as always, on meeting the targets we established in our strategic plan and delivering long-term sustainable value for our shareholders.”

About Valeant

     Valeant Pharmaceuticals International (NYSE: VRX) is a global, publicly traded, research-based specialty pharmaceutical company that discovers, develops, manufactures and markets a broad range of pharmaceutical products. More information about Valeant can be found at www.valeant.com.

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